BOOZ ALLEN HAMILTON
RETIRED OFFICERS MEDICAL PLAN

Effective as of January 1, 2024

PREAMBLE

Booz Allen Hamilton Inc. (the “Company”) hereby establishes the Booz Allen Hamilton Retired Officers Medical Plan (hereinafter referred to as the “Plan”) effective as of January 1, 2024. The purpose of the Plan is to provide Eligible Retirees and Eligible Dependents with certain welfare benefits described in the applicable Plan Documentation governing such welfare benefits. The Plan is intended to provide benefits to Eligible Retirees and their Eligible Dependents who were enrolled in the Executive Aetna Medical and Dental Indemnity Program under the Booz Allen Hamilton Inc. Welfare Benefits Plan (the “Active Plan”) as of December 31, 2023, and other Eligible Retirees who were covered under the Active Plan upon their retirement on or after January 1, 2024. The Plan is not intended to provide benefits to active employees, their dependents, or any other individuals.

The Plan is intended to be a “welfare benefit plan” within the meaning of section 3(1) of ERISA. Nothing in this Plan shall be construed as requiring compliance with Code or ERISA provisions to the extent not otherwise applicable. The Plan is maintained for the exclusive benefit of the participants and their covered dependents under the terms and conditions provided herein.

The Company reserves the right to change or terminate the Plan or any benefit under the Plan from time to time and at any time in its sole discretion.

ARTICLE I – DEFINITIONS

When used herein, the following terms shall have the meanings set forth below, unless a contrary meaning is clearly intended by the context. All terms not defined herein shall have the meaning set forth in the applicable Plan Documentation. Words in the masculine gender shall be deemed to include the feminine gender, and words in the feminine gender shall be deemed to include the masculine gender; and unless the context otherwise requires, the singular shall include the plural and the plural the singular.

1.01    Beneficiary means the individual or trust identified as a Participant’s Beneficiary pursuant to the provisions of any Welfare Benefit Program maintained under this Plan.

1.02    Benefit means any benefit provided pursuant to any Welfare Benefit Program.

1.03    Claims Administrator means the entity designated by the Plan Administrator to determine the validity of claims and administer benefit payments under any Welfare Benefit Program, or in the absence of such designation, the Plan Administrator. For any insured Welfare Benefit Program, the Claims Administrator means the insurance company, health maintenance organization or similar entity issuing the associated Insurance Contract.

1.04    COBRA means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time and any regulations and rulings promulgated thereunder.

1.05    Code means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder. Reference to any section or subsection of the Code includes references to any comparable or successor provisions of any legislation that amends, supplements, or replaces such section or subsection.

1.06     Company means Booz Allen Hamilton Inc.

1.07    Covered Expenses means expenses for which Benefits are provided under the Plan.

1.08    Covered Individual means a Participant or Eligible Dependent covered under a Welfare Benefit Program.

1.09    Domestic Partner means an individual who is recognized as an Eligible Retiree’s domestic partner under the Company’s policy regarding domestic partners as in effect for the applicable Plan Year.

1.10    Effective Date means January 1, 2024, the date the Plan was established.

1.11    Eligible Dependent means any individual who is eligible for coverage as a dependent of an Eligible Retiree under a Welfare Benefit Program as described in Section 2.01.

1.12    Eligible Retiree means a retired executive or retired officer who was enrolled in the Executive Aetna Medical and Dental Indemnity Program under the Active Plan on the day immediately preceding the date of his or her retirement and meets the retirement requirements set by the Plan Sponsor and otherwise satisfies the requirements of Section 2.01.

1.13    Employer means the Company or one of its affiliates that participate in the Plan with the permission of the Company with whom the Eligible Retiree was employed immediately prior to such Eligible Retiree’s retirement.

1.14    ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time and any regulations promulgated thereunder. Reference to any section or subsection of ERISA includes references to any comparable or successor provisions of any legislation that amends, supplements or replaces such section or subsection.

1.15    Health Benefit Option means any option providing medical, dental, vision, prescription drug, or employee assistance program benefits offered under a Welfare Benefit Program.

1.16    Insurance Contract means any contract, policy or agreement, including without limitation, any document setting forth a schedule of benefits, pursuant to which any Welfare Benefit Program is funded, and under which part or all of the direct obligation to provide Benefits is transferred to any insurance company, health maintenance organization or similar entity; provided, however, that a contract under which an insurance company is obligated to make payments in the event that Benefits payable under a self-funded Welfare Benefit Program exceed the amount specified therein, commonly known as a stop-loss policy, shall not be treated as an Insurance Contract for purposes of this Plan.

1.17Participant means any Retiree who is validly enrolled for coverage under any Welfare Benefit Program and who has not for any reason become ineligible to further participate in the Plan. “Participant” also means a Qualified Beneficiary who is enrolled for health coverage pursuant to COBRA.

1.18Plan means the Booz Allen Hamilton Retiree Benefit Plan. Solely for purposes of Section 105(h) of the Code, each Welfare Benefit Program shall be treated as a separate plan, and any two or more Welfare Benefit Programs may be aggregated for purposes of Section 105(h) of the Code to the extent permitted thereunder.

1.19Plan Administrator means the Company or any person or committee that the Company may appoint to administer the Plan or any Welfare Benefit Program maintained under the Plan.

1.20Plan Documentation means, with respect to a Welfare Benefit Program, each plan document applicable to such Welfare Benefit Program (including this Plan document), Summary Plan Descriptions, Summaries of Material Modifications, benefit booklets, Officer Retirement Policy, evidence of coverage or group application which sets forth the annual deductible, co-insurance, out-of-pocket maximum or other information relating to such Welfare Benefit Program, as well as any Insurance Contracts and collective bargaining agreements governing such Welfare Benefit Program. Any subsequent changes to any of the Plan Documentation shall be automatically incorporated herein by reference without necessity of Plan amendment.

1.21Plan Sponsor means Booz Allen Hamilton Inc.

1.22Plan Year means the reporting year used by the Plan and shall be the calendar year.

1.23Qualified Beneficiary means an individual described in Section 2.03(b)(3).

1.24Retiree means a former employee who retired from the Employer. In this case, an “employee” shall not include any person who was classified in the Employer’s records as an independent contractor, agent, leased employee, contract employee, temporary employee or in any other classification other than employee, regardless of any determination by a governmental agency or court that any such person is or was a common law employee of the Employer.

1.25Summary of Material Modifications means the document that describes changes to information set out in the Summary Plan Description.

1.26Summary Plan Description means, with respect to a Welfare Benefit Program, the formal summary plan description required under section 102 of ERISA and any Summaries of Material Modifications under such Welfare Benefit Program.

1.27Welfare Benefit Program means any program of benefits maintained under the Plan including, but not limited to, those programs set forth in Appendix A to this Plan. The term “Welfare Benefit Program” shall not include any voluntary group insurance program described in section 2510.3-1(j) of ERISA that is made available through the Employer (but that is not endorsed by the Employer).

ARTICLE II – ELIGIBILITY AND PARTICIPATION

2.01    Eligibility

(a)In general. The classifications of Eligible Retirees and Eligible Dependents, the requirements for participation in the Plan for a Plan Year, the requirements regarding elections of coverage under a Welfare Benefit Program and continued participation and the events giving rise to termination of participation in a Welfare Benefit Program shall be as provided for in the Plan Documentation applicable to a Covered Individual.

(b)Retirees. The Retiree must have been enrolled in coverage under the Active Plan (or other Employer group health plan, as applicable) as an active employee on his or her last day of employment with the Employer.

Without limiting the foregoing, Eligible Retirees and their Eligible Dependents who were enrolled in the retiree benefits portion of the Executive Aetna Medical and Dental Indemnity Program under the Active Plan as of December 31, 2023, became covered under the Plan as of the Effective Date. If Eligible Retirees waive enrollment in the Plan for any reason when they are first eligible, they may not enroll in the Plan at a later date.

(c)Dependents. A Retiree’s spouse or Domestic Partner and children shall be eligible for Plan benefits, provided they were enrolled for coverage under the Active Plan (or other Employer group health plan, as applicable) as the Retiree’s dependents on the Retiree’s last day of active employment with the Employer. If Eligible Dependents waive enrollment in the Plan for any reason when they are first eligible, they may not enroll in the Plan at a later date.

Except as otherwise provided in the Plan Documentation applicable to the Covered Individual, children may be covered:

(1)Through the date on which they reach age 26,

(2)If they are incapable of self-sustaining employment due to a mental or physical disability (as determined by the Plan Administrator) and are over age 26, provided (A) such incapacity of self-sustaining employment occurred before age 26, and (B) the child had creditable coverage immediately prior to coverage under a Booz Allen-sponsored benefits program.

If both the Covered Individual and his or her spouse / Domestic Partner are Retirees, only one may elect to cover their Eligible Dependents.

Coverage for an Eligible Dependent shall be effective on the date that the Retiree’s coverage is effective if such Eligible Dependent is enrolled when the Retiree enrolls in the Plan.

2.02    Enrollment and Disenrollment

(a)Existing Covered Individuals. An individual who was covered under the Active Plan on December 31, 2023, and who is otherwise an Eligible Retiree or Eligible Dependent under this Plan shall automatically become a Covered Individual in this Plan on January 1, 2024.

(b)New Enrollment. Except as otherwise prescribed by the Plan Administrator, an Eligible Retiree must complete an enrollment form, including via electronic means, within the time specified by the Plan Administrator following the Eligible Retiree’s date of retirement. Coverage will be effective on the first day following the date of retirement. A Retiree who does not enroll for benefits when first eligible will not be permitted to enroll in the Plan at a later date. An Eligible Retiree who does not enroll his or her Eligible Dependent for benefits when first eligible will not be permitted to enroll his or her Eligible Dependent in the Plan at a later date. In addition, if an Eligible Retiree, subsequent to the date he or she is first eligible for the Plan, remarries, begins a Domestic Partnership, or has children, the Eligible Retiree may not enroll his or her new spouse, Domestic Partner, or child in the Plan at that later date.

(c)Disenrollment.

(1)Retiree coverage. An Eligible Retiree shall be permitted to drop Plan coverage at any time by submitting a written request to the Plan Administrator. Coverage for an Eligible Retiree and his or her Eligible Dependents shall terminate on the effective date on which the written request is received. In the event an Eligible Retiree drops coverage, such Eligible Retiree shall not be permitted to subsequently re-enroll in Plan coverage.

(2)Dependent coverage. A Participant shall be permitted to drop coverage for his or her Eligible Dependent at any time by submitting a written request to the Plan Administrator. Dependent coverage shall end on the effective date on which the written request is received. In the event an Eligible Dependent is dropped from coverage, the Participant or Eligible Dependent shall not be permitted to subsequently re-enroll such Eligible Dependent in Plan coverage.

In the event a dependent is no longer eligible for Plan coverage, such dependent shall be automatically dropped from coverage. In that event, coverage shall end on the effective date on which such dependent no longer meets the Plan’s eligibility requirements.

In the event of an Eligible Retiree’s death, if an Eligible Retiree’s legally-married spouse was a Covered Individual at the time of such Eligible Retiree’s death, his or her legally-married spouse may continue retiree coverage (including coverage for any covered children) under the Plan, provided that such Covered Individuals remain eligible under the terms of the Plan. The specific conditions for continuing coverage under the Plan shall depend on the terms of the Plan Documentation applicable to the Eligible Retiree’s former Employer.

2.03    Continuation of Coverage under COBRA

(a)A Covered Individual may elect to continue coverage under a Health Benefit Option to the extent such continuation is required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, (“COBRA”), and in accordance with the terms and conditions of benefit coverage continuation provided by COBRA and this Section 2.03. If there is any change in the law governing the continuation coverage required by COBRA that would render any provision of this Section 2.03 inconsistent with such law, the provisions of the law shall supersede these provisions.

(b)For purposes of this Section 2.03, the following terms shall have the meaning set forth below unless a contrary meaning is clearly indicated:

(1)“Covered Retiree” means a Retiree who is or had been enrolled in a Health Benefit Option.”
(2)“Election Period” means the period beginning on the date a Qualified Beneficiary’s coverage under a Health Benefit Option terminates due to a Qualifying Event and ending 60 days after the later of such date or the date the Qualified Beneficiary is notified of his or her rights under this Section 2.03 regarding the Qualifying Event.

(3)“Qualified Beneficiary” means any individual who is covered under a Health Benefit Option on the day before a Qualifying Event as the:

(A)Covered Retiree;
(B)Spouse of a Covered Retiree;
(C)Dependent child of the Covered Retiree; or
(D)Surviving Spouse of the Covered Retiree for purposes of Section 2.03(b)(4)(E) only.

        Qualified Beneficiary also includes any child who is born to, or who is adopted by or placed for adoption with the Covered Retiree while the Covered Retiree has COBRA continuation coverage and who has been Enrolled for coverage while that coverage is in effect.

Solely for purposes of this Section 2.03, the term “Spouse” shall include a Covered Retiree’s legally married spouse and Domestic Partner and the dependent child of a Covered Retiree shall include the dependent child of the Covered Retiree’s Domestic Partner.

(4)“Qualifying Event” means any of the following events which results in a Qualified Beneficiary losing coverage under a Health Benefit Option:
(A)With respect to a Qualified Beneficiary who is the spouse or dependent of a Covered Retiree, the death of the Covered Retiree, but only to the extent such spouse or dependent loses coverage under the terms of the Health Benefit Option;
(B)With respect to a Qualified Beneficiary who is the Spouse or dependent child of a Participant, the divorce or legal separation of the Covered Retiree and his or her spouse or the dissolution of the domestic partnership between the Covered Retiree and his or her Domestic Partner;
(C)With respect to a Qualified Beneficiary who is the Spouse or dependent child of a Covered Retiree, the Covered Retiree becoming entitled to benefits under Title XVIII of the Social Security Act (Medicare);
(D)With respect to a Qualified Beneficiary who is the dependent child of a Covered Retiree, such dependent child ceasing to qualify as an Eligible Dependent under the terms of the Plan; or
(E)The Company’s commencing bankruptcy proceedings under Title 11, United States Code.
(c)A Qualified Beneficiary who would lose coverage under a Health Benefit Option due to a Qualifying Event may elect continuation coverage under such Health Benefit Option during the Election Period from the date of the Qualifying Event to the earliest of:

(1)With respect to a Qualified Beneficiary who is not the Covered Retiree, the date which is 36 months after the date of the Qualifying Event except an event described in Section 2.03(b)(4)(E);

(2)In the case of a Qualifying Event described in Section 2.03(b)(4)(E), the date of death of the Covered Retiree or Qualified Beneficiary, or, in the case of the Eligible Dependent child of a Covered Retiree or a covered surviving Spouse, the date which is 36 months after the Covered Retiree’s death;

(3) The date the Company ceases to provide health coverage under the Plan;

(4)The date on which coverage ceases due to failure of the Qualified Beneficiary to make timely premium payments;

(5)The date, after the Qualified Beneficiary’s election of COBRA continuation coverage, the Qualified Beneficiary first becomes entitled to benefits under Title XVIII of the Social Security Act; or

(6)The date, after the Qualified Beneficiary’s election of COBRA continuation coverage, the Qualified Beneficiary first becomes covered under any other group health plan which does not contain any exclusion or limitation with respect to pre-existing condition of such Qualified Beneficiary.

(d)Notice Obligations of Plan Administrator

(1)The Plan Administrator shall provide a Covered Retiree and the Covered Retiree’s covered Spouse with the notice described in 29 CFR Section 2590.606-1 not later than the earlier of: (a) the date that is 90 days after the date on which such individual’s coverage under the Plan commences or (b) the first date on which the Plan Administrator is required to furnish the Covered Retiree,

Spouse or dependent child of such Covered Retiree with the notice described in Section 2.03(d)(4) below.

(2)Within 44 days following the date that a Qualifying Event described in Sections 2.03(b)(4)(C) or (E) occurs, the Plan Administrator shall notify the Participant and each Eligible Dependent of the Participant of the right to continue coverage under Section 2.03.

(3)The Plan Administrator shall notify each Eligible Dependent of the right to continue coverage within 14 days following receipt of a timely notice of a Qualifying Event described in Section 2.03(b)(4)(B) and (D) respectively. Notification to the Spouse of the Participant shall be deemed notification to all other Eligible Dependents of the Participant.

(4)In the event the Plan Administrator receives a notice described in Section 2.03(e) relating to a Qualifying Event or second Qualifying Event but determines that the individual is not entitled to the continuation coverage described in this Section, the Plan Administrator shall provide such individual with a written explanation as to why such determination was made. The explanation shall be provided within 14 days of the date such notice was provided.

(5)The Plan Administrator shall notify each Qualified Beneficiary of any termination of continuation coverage that takes effect earlier than the end of the applicable maximum coverage period as described in Section 2.03(c)(1) or (2) above. Such notice shall be provided in writing as soon as reasonably possible. For this purpose, the single notice rules of 29 CFR Section 2590.606-4(e) shall apply.

(e)Notice Obligations of Qualified Beneficiaries

(1)Each Participant or Eligible Dependent is responsible for notifying the Plan Administrator of the divorce of the Participant and his or her Spouse, and of the loss of status as a dependent child, as described in Sections 2.03(b)(4)(B) and (D), respectively. Such notification must be made in writing within 60 days following the later of: (i) the date on which the relevant Qualifying Event occurs and (ii) the date on which the Qualified Beneficiary loses (or would lose) coverage under the Plan due to the Qualifying Event.

(2)The Plan Administrator shall establish reasonable procedures regarding provision of the above notices. If a Qualified Beneficiary fails to comply with any of the notification requirements set out in these procedures within the time specified above, such individual’s right to elect continuation coverage under the Plan will terminate, and the Plan will not have any further obligation to provide continuation coverage under this Section 2.03.

(f)Election Procedures

(1)An individual who becomes eligible for continued coverage under this Section 2.03 may elect such coverage by filing the prescribed form with the Plan

Administrator at any time during the Election Period. Any election for continued coverage that is not made during the Election Period shall be void.

(2)An election by the Participant or by the surviving Spouse or former Spouse of a Participant shall be deemed an election of continued coverage on behalf of any Eligible Dependent child affected by the same Qualifying Event as the parent making the election of continued coverage; provided, however, that an Eligible Dependent (other than a minor child) may elect continued coverage for himself if the Participant or the Spouse or former Spouse of the Participant does not elect continued coverage on behalf of the Eligible Dependent. The election shall be effective on the first day that the individual otherwise would lose coverage under the affected Health Plan Option. Any Qualified Beneficiary who individually elects continued coverage under a Health Plan Option shall be treated as a Participant of that Plan, as applicable, for all purposes, except that such Qualified Beneficiary shall be required to make contributions in accordance with Section 2.03(g).

(3)If a Qualified Beneficiary fails to comply with any of the election requirements within the time periods specified above, such individual’s right to elect continuation coverage under the Plan will terminate, and the Plan will not have any further obligation to provide continuation coverage under this Section 2.03.

(g)Premiums

(1)A Qualified Beneficiary who elects continuation coverage under this Section 2.03 shall pay 102% of the “applicable premium” as defined in Section 604 of ERISA.

(2)Payment shall be due monthly on the first of the month (or any other time(s) as may be established by the Plan Administrator and so communicated in advance to the Qualified Beneficiary). The first payment shall include all past due payments for continuation coverage during the Election Period. Payment shall be deemed late if made more than 30 days after the payment due date, except that the first payment shall be considered late if made more than 45 days after the election date. In the event payment is not made when due, coverage shall end as of the last day of the period for which a premium was paid.

(3)A Qualified Beneficiary who remits a payment for a coverage period that is less than the full required premium amount will be deemed to have failed to make a timely payment with respect to such period if he or she does not remit the full required amount within 30 days after the payment due date. Notwithstanding the previous sentence, if the amount of the shortfall does not exceed the lesser of the amounts specified in Treasury Regulation §54.4980B-8 Q&A-5(d), the Plan Administrator shall have the option of accepting the amount as payment in full or of requiring payment in full by the Qualified Beneficiary. The Plan Administrator may require payment in full under such circumstances only if it notifies the Qualified Beneficiary of such deficiency and provides the Qualified Beneficiary with a reasonable period in which to remit the full amount of premium due.

(4)If a Qualified Beneficiary fails to comply with any of the premium payment requirements within the time periods specified above, such individual’s right to elect continuation coverage under the Plan will terminate, and the Plan will not have any further obligation to provide continuation coverage under this Section 2.03.

(5)A Qualified Beneficiary whose COBRA continuation coverage terminates for failure to make timely payment of premiums when due may submit a request for reconsideration of such termination to the Plan Administrator. The request for reconsideration must be in writing and must be received by the Plan Administrator no more than 30 days after the date the Qualified Beneficiary is notified of the termination of coverage. The Plan Administrator shall respond within 14 days of the date such request for reconsideration is received. Coverage that is reinstated shall commence on the first day of the period that immediately follows the last period preceding the termination of coverage for which a timely premium payment had been received.

(h)The Plan Administrator reserves the right to terminate an individual’s COBRA continuation coverage retroactively if it is subsequently determined that such individual was ineligible for such coverage. The Plan Administrator reserves the right to adjust the premiums payable by the Qualified Beneficiary within the confines of Section 2.03.

2.04    Continuation of Coverage under State Law

A Participant shall be offered the opportunity to continue coverage under an insured Welfare Benefit Program to the extent required by State law applicable to such Welfare Benefit Program.

ARTICLE III – BENEFITS

3.01    Description of Benefits
Detailed descriptions of the Benefits provided under a Welfare Benefit Program generally are contained in the Plan Documentation for such Welfare Benefit Program.

    No Benefits shall violate, either in design or operation, the discrimination standards described in Section 3.03.

3.02    Changes in Benefits

    In the event a Welfare Benefit Program is modified or amended, such modification or amendment shall be automatically incorporated in and made part of this Plan document.

3.03    Limitation on Benefits

    (a)    No Participant, Eligible Dependent, Beneficiary, or other individual shall have the right, privilege, or option to receive instead of the Benefits provided by the Plan:

        (1)    any part of the contributions made to the Plan by the Company or any Participants;
        (2)    a cash contribution either upon termination of Benefits provided by the Plan or upon severance of employment or otherwise; or
        (3)    the cash surrender value of an insurance policy, if any, in lieu of the Benefits provided thereunder.
    (b)    Unless otherwise provided for in the Plan, the Company’s direct reimbursement or payment of any Benefit shall be limited to the cost of the Benefits which the Participant or relevant Beneficiary has become entitled to during the Participant’s employment.

(c)The Plan Administrator may decline payment of Benefits to, and may rescind the eligibility for Benefits of, any highly compensated individual or key employee (as defined in Code Sections 79(d)(6), 105(h)(5) and 416(i), respectively), to the extent required to satisfy nondiscrimination requirements of applicable Federal law.

3.04    Coordination of Benefits

Benefits payable under a Welfare Benefit Program may be subject to coordination of benefits provisions which shall be as provided for in the Plan Documentation governing such Welfare Benefit Program.

(a)Nonduplication or Coordination of Benefits

If a Covered Individual is eligible for benefits under more than one group health plan, the medical and dental benefits available under the Plan will be coordinated in the manner described in the applicable summary plan description or certificate of coverage.

(b)Medicaid

If a Covered Individual is covered by the Plan and is also covered under Medicaid, the Plan will pay before Medicaid. The Plan will not take the Medicaid coverage into account for purposes of enrollment or payment of benefits. If a Covered Individual is covered under Medicaid and benefits are required to be paid by the Plan, but benefits are first paid by the Medicaid plan, payment by the Plan to the state will be made as required by any applicable state law.

(c)Medicare

In general, the Social Security Act provides that the Plan shall be the secondary payer if a Covered Individual is eligible for and enrolled in Medicare and meets certain requirements. To the extent required by law, in certain limited circumstances the Plan shall pay benefits primary to Medicare.

ARTICLE IV – ADMINISTRATION

4.01    Authority

    The Plan Administrator shall have overall responsibility for administration and operation of the Plan. Responsibilities of the Plan Administrator under the Plan shall be carried out by the carriers under any Insurance Contracts, the Company, and any persons or committees appointed by Company, all as provided for in the Plan Documentation governing each Welfare Benefit Program. In the case of any insured Welfare Benefit Program, the carrier under the Insurance Contract shall have sole and exclusive responsibility for determining Benefits payable thereunder.

4.02    Rights and Duties

    The Plan Administrator shall administer the Plan in accordance with the Plan Documentation governing each Welfare Benefit Program, and shall have all discretionary powers necessary to accomplish that purpose, including without limitation the following:

(a)to issue rules and policies necessary for the proper conduct and administration of the Plan and to change, alter or amend such rules and regulations;
(b)to interpret the Plan and determine all questions arising in the administration, interpretation, and application of the Plan, and to construe any ambiguity, supply any omission and reconcile any inconsistency in such manner and to such extent as the Plan Administrator deems appropriate and proper. Any interpretation or construction placed upon any term or provision of the Plan by the Plan Administrator, any decisions and determinations of the Plan Administrator arising under the Plan, including without limiting the generality of the foregoing:

(1)the eligibility of any individual to become or remain a Covered Individual, a Covered Individual’s status as such and the eligibility of a Covered Individual’s dependents under the Plan;

(2)the time, method, and amount of payment of Benefits payable under the Plan;

(3)the rights of Covered Individuals; and

(4)any other action or determination or decision whatsoever taken or made by the Plan Administrator in good faith,

shall be conclusive and binding upon all persons concerned, including but not limited to the Company and all Covered Individuals;

(c)to employ and suitably compensate such third-party administrators, consultants, accountants, attorneys (who may be accountants or attorneys for the Company), and other persons to render advice and other services in connection with the Plan as it may deem necessary to the performance of its duties;

(d)to delegate specific duties and responsibilities to any person, partnership, corporation or committee to carry out any of its responsibilities with respect to the Plan. Each person or entity to whom a duty or responsibility has been delegated shall be responsible for the exercise of those duties or responsibilities and shall not be responsible for any act or failure to act of any other individual or entity;

(e)to enter into, amend, modify or terminate any Insurance Contract maintained under the Plan;

(f)to provide Covered Individuals with all notices and documents required by law;

(g)to keep or cause to be kept records of all their proceedings and actions; and

(h)to maintain all books of account, records, and other data as may be necessary or advisable in its judgment for the proper administration of the Plan other than the books of account, records and other information relating to the services provided by the Claims Administrators.

    In the case of any inconsistency between the provisions of this Plan and the provisions of any Plan Documentation governing the Welfare Benefit Programs maintained under this Plan, the provisions of this Plan shall govern.

4.03    Standard of Review

The Plan Administrator shall administer and interpret the Plan and shall have the sole and absolute discretionary power to take all action and to make all decisions necessary or proper to carry out the terms of the Plan. The interpretation of all Plan provisions, and the determination of whether a Covered Individual or Beneficiary is entitled to any Benefit pursuant to the terms of the Plan, shall be exercised by the Plan Administrator in its sole discretion, and Benefits will be paid only if the Plan Administrator decides in its discretion that the applicant is entitled to them. Any construction of the terms of the Plan for which there is a rational basis that is adopted by the Plan Administrator shall be final and legally binding on all parties.

Any interpretation of the Plan or other action of the Plan Administrator made in good faith in its sole discretion shall be subject to review only if such an interpretation or other action is without a rational basis. Any review of a final decision or action of the Plan Administrator shall be based only on such evidence presented to or considered by the Plan Administrator at the time it made the decision that is the subject of the review. Any Employee who performs services for the Company that are or may be compensated for in part by Benefits payable pursuant to the Plan, and any Covered Individual hereby consent to actions of the Plan Administrator made in its sole discretion and agrees to the narrow standard of review prescribed in this section.

4.04    Reliance on Advisors

    Except as otherwise provided under ERISA, the Plan Administrator, any person to whom it may delegate any duty, responsibility or power in connection with administering this Plan, any Employer, and the Company and the officers, directors, and employees thereof, shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered by them in good faith in reliance upon any actuary, accountant, consultant, counsel, specialist, or other person/entity selected by the Plan Administrator to advise the Plan Administrator with respect to its duties in connection with the Plan. Except as otherwise provided under ERISA, the Plan Administrator, any Employer, the Company, and the officers, or directors thereof, shall not be liable for any neglect, omission or wrongdoing of a trustee or insurer.

4.05    Administration Expenses

    At the discretion of the Company, all expenses incurred prior to termination of the Plan in connection with its administration, including, but not limited to, administrative expenses, compensation and other expenses and charges of any actuary, accountant, counsel, specialist, or other person who shall be employed by the Plan Administrator in connection with the administration thereof, shall be paid by the Plan to the extent permitted by ERISA. The method of allocating such expenses shall be established and determined by the Company.

4.06    Indemnification

    The Company shall indemnify and hold harmless all employees of the Company, regardless of fiduciary status, from all liability, loss, or cost such employees may incur in the exercise of their duties and powers (or their failure to do so) under the Plan, except as such liabilities, losses, or costs result from:

    (a)    their own gross negligence or willful misconduct; or

    (b)    any settlement, without the Company’s prior approval, of an action, suit, or proceeding.

    The Company shall also assume the defense of, or reimburse the expenses reasonably incurred in the defense of, whichever it may choose, any actions, suits, or proceedings arising under the Plan and brought and advanced by any person, other than the Company, against such employee. However, this indemnification shall not act to relieve any such individual/entity and/or third-party administrator from a responsibility or liability for any fiduciary responsibility, obligation, or duty under Title I, Part 4 of ERISA.

4.07    Missing Participant

    Any Benefit payable under this Plan shall be forfeited if the Plan Administrator, after a reasonable effort, is unable to locate the Participant, Eligible Dependent or other individual to whom payment is due on a benefit claim timely filed with the Plan Administrator. However, any such forfeited payment shall be reinstated if a claim for such payment is made by such individual, his or her estate or other legal representative within the applicable period described in Article V.

4.08    Qualified Medical Child Support Orders

    The Plan shall permit coverage of the Participant’s dependent children who are designated as an alternate recipient(s) under a medical child support order which the Plan Administrator has determined to be a qualified medical child support order (“QMCSO”) under Section 609 of ERISA.
    Nothing in this Section 4.08 shall permit such an individual so designated as an alternate recipient under a QMCSO to receive Plan benefits that are not available under the Plan.

ARTICLE V – CLAIMS PROCEDURES

5.01    Claims for Benefits

    A Participant or duly authorized representative must file a claim for Benefits hereunder to which such claimant believes he or she is entitled. All claims must be filed in accordance with the procedures described in the Plan Documentation for the respective Welfare Benefit Program and the rules, if any, developed by the Plan Administrator.

5.02    Claims and Review Procedure

(a)Any claim for Benefits under a Welfare Benefit Program shall be made as specified in the Plan Documentation for such Welfare Benefit Program.

(b)The Plan Administrator shall establish such rules and procedures, consistent with the Plan and with ERISA, as it may deem necessary or appropriate in carrying out its responsibilities under this Section 5.02.

5.03    Named Fiduciary for Claim Determination and Review

    If the Plan Documentation governing a Welfare Benefit Program provides that an insurance company, third party administrator or other entity that is not related to the Company by common ownership has responsibility for determining claims or for reviewing appeals from claims denied in whole or in part, the entity so designated shall be the sole Named Fiduciary under the applicable Welfare Benefit Program to the extent of any such responsibilities.

ARTICLE VI – FIDUCIARY PROVISIONS

6.01    Named Fiduciary

(a)Except as provided in Section 5.03, the Plan Administrator shall be the Named Fiduciary of the Plan.
    (b)    Notwithstanding the above, the Plan Sponsor may designate a third-party administrator or any other person as a Named Fiduciary by a written instrument executed by the Plan Sponsor and delivered to such designated named fiduciary. Any such designation may be modified or amended by written statement executed by the Plan Sponsor and may be revoked by the Plan Sponsor by written notice delivered to the other party.

6.02    Allocation and Delegation of Fiduciary Duties

    Any fiduciary who has joint and several powers, duties, and responsibilities under the Plan may allocate such powers, duties, and responsibilities (other than a duty to invest all or a portion of plan assets in any trust) to any one or more other fiduciary, as applicable. Any such allocation or delegation shall be made by written agreement between or among the parties, may be amended or modified by written agreement between or among such parties, and may be revoked by either party by written notice delivered to the other party.

6.03    Multi-Fiduciary Status

    Any fiduciary may serve in more than one capacity with respect to the Plan.

6.04    Scope of Responsibility of Fiduciary

    Each named fiduciary and each fiduciary shall have only those specific powers, duties, and responsibilities specified in the Plan Documentation.

6.05    Immunities

    To the extent permitted by ERISA:

    (a)    No fiduciary or other person shall be personally liable for any contract or other instrument that is made or executed by him or her, or made or executed on his or her behalf, in the administration of the Plan or any trust.

    (b)    No fiduciary or other person shall be personally liable for the neglect, omission or wrongdoing of another fiduciary, agent, counsel, auditor, or other person who has duties or responsibilities under the Plan or any trust agreement.

    (c)    No fiduciary or other person shall be personally liable for relying upon information or advice provided by a fiduciary, agent, counsel, auditor, consultant, Covered Individual, Eligible Retiree, or other interested party.

ARTICLE VII – PLAN AMENDMENT AND TERMINATION

7.01    Amendment or Termination by the Company

    The Company expressly reserves the unilateral right to, at any time and from time to time, and retroactively if deemed necessary or appropriate, amend, suspend or terminate the Plan and/or applicable contract for any reason, in whole or in part, and to adopt any amendment or modification thereto, through written action of the Company’s Board of Directors or its duly authorized delegate, all without the consent of any Participant, Eligible Dependent, Beneficiary, Eligible Retiree, or other person.

7.02    No Diversion of Assets

    Except as otherwise provided in Section 8.03 and Article IV, no amendment or suspension of the Plan shall be made which would cause or permit the assets of the Plan:

    (a)    to be used for or diverted to any purpose other than for the exclusive benefit of persons entitled to benefits under the Plan, before satisfaction of all liabilities with respect to them; or

    (b)    to inure (other than through payments made pursuant to the Plan) to the benefit of any private shareholder or individual.

7.03    Termination of Plan

    Upon termination of the Plan, the Company’s Board of Directors (or its delegate) shall, after the payment or provision for the payment of benefits to each Participant to whom benefits are payable on the date of termination and otherwise permitted in accordance with Plan terms, direct that all remaining assets held with respect to the Plan shall revert to the Company.

ARTICLE VIII – FUNDING

8.01    Establishment of Funding Policy

    The Plan Sponsor shall establish, carry out and revise, from time to time, the funding policy and method for each Welfare Benefit Program, which shall be consistent with the objectives of the Plan, including without limitation, the allocation of costs between the Company and Participants.
8.02    Participant Contributions

Each Participant in a Welfare Benefit Program shall make such contributions as the Plan Administrator or its delegate may require.

8.03    Priority of Contributions and Reserves

Participant contributions shall be applied to fund Benefits, insurance premiums, administrative expenses and other costs of the Plan first, and Company contributions shall be required only to the extent that total Benefits, insurance premiums, administrative expenses and other costs of the Plan exceed the amount of such Participant contributions. Any reserves or other assets accumulated under the Plan from time to time pursuant to any Insurance Contract shall be deemed Company contributions to the extent that such reserves or assets do not exceed the Company’s aggregate contributions during the period in which the reserves or assets are accumulated.

8.04    Return of Company Funding

    In the event any funding is made by the Company by a mistake of fact, the Plan Administrator shall, at the direction of the Company, return such funds to the Company within one year after the date of payment of the Benefit or premium.

8.05    Payment of Benefits

(a)Benefits shall be paid subject to the conditions and limitations of the applicable Welfare Benefit Program and this Plan.

(b)In no event will Benefits be paid prior to the date an Eligible Retiree submits an enrollment form which is acceptable to the Plan Administrator.

(c)Benefits funded pursuant to Insurance Contracts shall be paid solely by the respective carriers thereunder. Benefits payable under any self-funded Welfare Benefit Program shall be paid by the Company or such entity as the Company shall determine.

ARTICLE IX – RECOVERY OF PLAN BENEFITS

By enrolling in a Welfare Benefit Program, Covered Individuals agree to the provisions of this Article IX as a condition precedent to receiving Benefits under this Plan. Failure of a Covered Individual to comply with the requirements of this section may result in the Plan pending the payment of benefits.

9.01    In General

(a)The Plan is not required to pay any claim where there is evidence of liability of a third party unless the Covered Individual signs the Plan’s third-party reimbursement agreement and follows the requirements of this section. However, the Plan, in its discretion, may pay benefits while the liability of a party other than the Covered Individual is being legally determined. If a repayment agreement is requested to be signed, the Plan’s right of recovery through reimbursement and/or subrogation remains in effect regardless of whether the repayment agreement is signed.

(b)If the Plan makes a payment for benefits which the Covered Individual, or any other party on the Covered Individual’s behalf, is or may be entitled to recover against any third party responsible for an accident, injury, condition or illness, this Plan has a right of recovery, through reimbursement or subrogation or both, to the extent of its payment. The Covered Individual receiving payment from this Plan must execute and deliver instruments and papers and do whatever else is necessary to secure and preserve the Plan’s right of recovery.

(c)The Covered Individual must cooperate fully with the Plan Administrator, its agents, attorneys and assigns, regarding the recovery of any monies paid by the Plan from any party other than the Covered Individual who is liable. This cooperation includes, but is not limited to, providing full and complete disclosure and information to the Plan Administrator, upon request and in a timely manner, of all material facts regarding the accident, injury, condition or illness; all efforts by any person to recover any such monies; providing the Plan Administrator with any and all documents, papers, reports and the like regarding demands, litigation or settlements involving recovery of monies paid by the Plan; and notifying the Plan Administrator of the amount and source of any monies received from third parties as compensation or damages for any event from which the Plan may have a reimbursement or subrogation claim.

(d)Covered Individuals must respond within ten (10) business days to all inquiries of the Plan regarding the status of any claim they may have against any third parties or insurers, including, but not limited to, liability, no-fault, uninsured and underinsured insurance coverage. The Covered Individual must notify the Plan immediately of the name and address of any attorney whom the Covered Individual engages to pursue any personal injury claim on his or her/her behalf.

(e)The Covered Individual must not act, fail to act or engage in any conduct directly, indirectly, personally or through third parties, either before or after payment by the Plan, the result of which may prejudice or interfere with the Plan’s rights to recovery hereunder. The Covered Individual must not conceal or attempt to conceal the fact that recovery has occurred or will occur.

(f)The Plan will not pay or be responsible, without its written consent, for any fees or costs associated with a Covered Individual pursuing a claim against any third party or coverage, including, but not limited to, attorney fees or costs of litigation. The Covered Individual shall repay any amounts paid by the Plan in full, in first priority.

9.02    Right to Reimbursement

(a)The Plan has a right to be reimbursed by the Covered Individual the amount of benefits that the Plan paid for Covered Expenses on a Covered Individual’s behalf if another party is responsible or liable to pay those Covered Expenses.

(b)If a Covered Individual, or anyone on his or her/her behalf, settles, is reimbursed or recovers money from any person, corporation, entity, liability coverage, no-fault coverage, uninsured coverage, underinsured coverage or other insurance policies or funds for any accident, injury, condition or illness for which benefits were provided by the Plan, the Covered Individual agrees:

(1)To hold the money received in trust for the benefit of the Plan.
(2)To reimburse the Plan, in first priority, from any money recovered from a liable third party, the amount of all money paid by the Plan to the Covered Individual or on his or her/her behalf or that will be paid as a result of said accident, injury, condition or illness.
(3)That reimbursement to the Plan will be paid first, in its entirety, even if the Covered Individual’s claim for damages is not paid in full and regardless of whether the settlement, judgment or payment he or she receives is for or specifically designates the recovery, or a portion thereof, as including health care, medical, disability or other expenses or damages.
(c)The Plan’s right to reimbursement is separate from and in addition to the Plan’s right of subrogation.

9.03    Right of Subrogation

(a)If another person or entity is, or may be, liable to pay for medical bills or expenses related to the Covered Individual’s accident, injury, condition, or illness, which the Plan paid, then the Plan is entitled to recover, by legal action, equitable remedy or otherwise, the money or benefit paid.

(b)The Covered Individual agrees to subrogate to the Plan any and all claims, causes of action or rights that he or she has or that may arise against any entity who has or may have caused, contributed to or aggravated the accident, injury, condition or illness for which the Plan has paid benefits, and to subrogate any claims, causes of action or rights the Covered Individual may have against any other coverage, including, but not limited to, liability coverage, no-fault coverage, uninsured motorist coverage, underinsured motorist coverage or other insurance policies, coverage or funds.

(c)The Covered Individual acknowledges and agrees that the Plan’s right of subrogation extends to the full amount of benefit that the Plan has paid (or is obligated to pay) without reduction for attorneys’ fees, costs, comparative negligence, limits on collectability or responsibility, or otherwise and without regard to whether such recovery has made the Covered Individual whole for the accident, injury, condition, or illness suffered. The Covered Individual receiving benefits further acknowledges and agrees that any funds received by him or her, his or her attorney, and/or any other person or entity on behalf of, or for the benefit of, the Covered Individual, from any source for any purpose shall be held in constructive trust by such person or entity for the benefit of the Plan until the obligation under this Section 9.03 is fully satisfied.

(d)If a Covered Individual decides not to pursue a claim against any third party or insurer, the Covered Individual will notify the Plan, and specifically authorize the Plan, in its sole discretion, to sue for, compromise or settle any such claims in the Covered Individual’s name, to cooperate fully with the Plan in the prosecution of the claims and to execute all documents necessary to pursue those claims.

(e)The Plan’s right to subrogation is separate from and in addition to the Plan’s right to reimbursement.

9.04    Right of Off-Set

    The Plan has a right of off-set to satisfy reimbursement claims and/or subrogation claims against Covered Individuals for money paid by a third party, including any insurer, that is received by, or held in constructive trust for, the Covered Individual. If the Covered Individual fails or refuses to reimburse the Plan for funds paid for claims, the Plan may deny payment of future claims of the Covered Individual, up to the full amount paid by the Plan and subject to reimbursement for such claims. This right of off-set applies to all reimbursement claims owing to the Plan regardless of whether formal demand is made by the Plan, and notwithstanding any anti-subrogation, “common fund,” “made whole,” or similar statutes, regulations, prior court decisions or common law theories.

9.05    Right to Recover Benefits Paid in Error

(a)If the Plan makes a payment in error to or on behalf of a Covered Individual or an assignee of a Covered Individual to which that Covered Individual is not entitled, or if the Plan pays a claim that is not covered, the Plan has the right to recover the payment from the person paid or anyone else who benefited from the payment. The Plan can deduct the amount paid from the Covered Individual’s future benefits, or from the benefits for any covered family member even if the erroneous payment was not made on that family member’s behalf.

(b)Payment of benefits by the Plan for Participants’ spouses, ex-spouses or children, domestic partners or the children of domestic partners who are not eligible for coverage under this Plan, but for whom benefits were paid based upon inaccurate, erroneous, false information or omissions of information provided or omitted by the Participant, will be reimbursed to the Plan by the Participant. The Participant’s failure to reimburse the Plan after demand is made may result in an interruption in or loss of benefits to the Participant and could be reported to the appropriate governmental authorities for investigation of criminal fraud and abuse.

(c)The Plan may recover such amount by any appropriate method that the Plan Administrator, in its sole discretion, will determine. By receipt of benefits under this Plan, each Covered Individual authorizes the deduction of any excess payment from such benefits or other present or future compensation payments. The determination of the Plan Administrator made pursuant to this Section 9.05 shall be final, conclusive and binding on all parties, subject to any applicable claims procedures, and shall not be overturned unless such determinations are arbitrary and capricious.

(d)The provisions of this subsection apply to any provider who receives an assignment of benefits or payment of benefits under this Plan. If a provider refuses to refund improperly paid claims, the Plan may refuse to recognize future assignments of benefits to that provider.

ARTICLE X – GENERAL PROVISIONS

10.01    Physical or Other Disability

    If the Plan Administrator determines that any person to whom an amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due him or his or her estate (unless a prior claim therefore has been made by a duly appointed legal representative) may be paid to his or her spouse, his or her child, his or her relative, an institution maintaining or having custody of such person, or any other person deemed by the Plan Administrator to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Employer, Company, Plan Administrator, and the Plan.

10.02    Transmittal of Notices

    All notices, statements, reports and other communications from the Plan Administrator required or permitted under the Plan shall be deemed to have been duly given when delivered to such Eligible Retiree or other person or mailed to such individual at the address last appearing on the records of the Plan Administrator.

10.03    Rules of Construction

    Whenever used in the Plan, the masculine gender shall include the feminine, and the singular shall include the plural, as the context shall require.

10.04    Controlling Law

    To the extent not preempted by federal law and regulation, this Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflicts of law unless any Insurance Contract provides for another governing law.

10.05    Forum Selection

    Any action arising under or in connection with the Plan (legal or equitable) that is brought by any person shall be litigated in the federal courts sitting in the Eastern District of Virginia and no other federal or state court unless otherwise provided by an applicable Insurance Contract.

10.06    Limitations on Actions

No action shall be brought against the Plan in any court unless the claims and appeals procedures set out in Article V and the applicable Plan Documentation have been fully exhausted. Except as otherwise specified in applicable Plan Documentation or prescribed by section 413 of ERISA, a Covered Individual, Beneficiary or claimant asserting any action under 29 U.S.C. §1132, 29 U.S.C. §1140 or any other provision of ERISA, shall do so, if at all, within two years after the earlier of (i) the date the Covered Individual, Beneficiary or claimant received a final denial of the claim, and (ii) the date on which the Covered Individual, Beneficiary or claimant first knew or should have known of the action allegedly violating 29 U.S.C. §1140. Failure to bring an action in court within this time frame shall preclude a Covered Individual, Beneficiary or claimant from bringing any action in court.

10.07    Text Prevails Over Captions

    The headings and subheadings of the Articles and Sections of the Plan are included herein solely for the convenience of reference and if there is any conflict between such headings and subdivisions and the text of this Plan, the text shall control.

10.08    Counterparts

    This Plan may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument which may be sufficiently evidenced by any one counterpart.

10.09    Provider Selection

    The choice of provider of the services and supplies covered under a Health Benefit Option is that of the Covered Individual. The Plan only provides for payment of Covered Expenses.

10.10    Vested Rights

    No person, Eligible Retiree, Participant, Eligible Dependent or Beneficiary shall have any vested rights under the Plan.

10.11    Spendthrift

    No rights, claims, causes of action or benefits under, or any interest in, the Plan shall be assignable or transferable to any person or entity (including but not limited to any provider) in whole or in part, either directly or by operation of law or otherwise, including by contract, execution, levy, garnishment, attachment, pledge or bankruptcy, other than as required by law or permitted under the Plan. The Plan shall not be liable for any obligation or liability of any Covered Individual under the Plan, including with respect to claims for alimony or the support of a spouse, other than as provided under Section 4.07. Any attempt to assign or transfer a right or interest in the Plan shall be void and of no effect. Notwithstanding the foregoing, the Plan Administrator shall have the right, in its sole discretion, to accept a purported assignment for payment of Plan benefits made by a Covered Individual under the Plan to a hospital, doctor, dentist or other provider.

10.12    Information from Participants

    Each Participant, Eligible Retiree, Eligible Dependent, or Beneficiary shall furnish the Plan Administrator in the form prescribed by it and at its request, such personal data, affidavits, consents, authorizations to obtain information, or other information as the Plan Administrator deems necessary or desirable for the administration of the Plan.

10.13    Controlling Provisions

    In the event of any inconsistency, conflict, or ambiguity between this Plan document and the provisions relating to eligibility, Benefit commencement and termination, and the type, form, and amount of Benefits provided under the provisions of the other Plan Documentation applicable to a Welfare Benefit Program, the provisions of the other Plan Documentation shall control; otherwise, the provisions of this Plan document shall control in the event of any inconsistency, conflict, or ambiguity among such documents.

10.14    Successor and Assigns

    In the event the Company shall at any time become insolvent, or in the event of the dissolution of the Company, or a merger or consolidation involving the Company, without any provision being made for the continuance of the Plan, the Plan shall terminate, and the Plan Administrator shall proceed in the manner provided herein in the event of a termination of the Plan. In the event of a dissolution, merger or consolidation involving the Company, provisions may be made by the Company’s successor, if any, for the continuance of the Plan. In such event, said successor shall be substituted hereunder in place of the Company by proper corporate action of such successor.

10.15    No Guarantee of Tax Consequences

    Neither the Company nor the Employer makes a commitment or guarantee that any amounts paid to or for the benefit of a Covered Individual will be excludable from such Covered Individual’s gross income for federal, state, or local tax purposes or that any other favorable federal tax treatment will apply to or be available to any Covered Individual with respect to such amounts or Plan coverage. It shall be the obligation of each Covered Individual to determine whether each payment under the Plan is excludable from his or her gross income for federal, state, and local tax purposes and to notify the Employer if he or she has reason to believe that any such payment is intended to be but is not so excludable.

10.16    Payment of Benefits

    The Plan reserves the unilateral right and discretion to pay a provider (or any other designated person or entity) directly for covered benefits under the Plan, with any such payment being made on a Covered Individual’s behalf (and not to such payment recipient in its, his or her own right). The Plan Administrator and/or Claims Administrator may, in its sole discretion, interact directly with a provider (or other designated person or entity). If the Plan makes a payment to a person or entity other than the Covered Individual, or if the Plan Administrator and/or Claims Administrator interacts directly with any such person or entity, such payment or interaction shall not constitute a waiver of any provision of Section 10.11 above or a consent to any assignment or transfer of any rights, claims, causes of action or benefits under, or any interest in, the Plan (unless otherwise provided by the Plan Administrator in its sole discretion). Any payment made under this Plan to any such person or entity discharges the Plan’s responsibility to the Covered Individual for benefits under the Plan to which such payment relates. Payment of benefits under the Plan, if any, may be made to a Covered Individual upon presentation of itemized “paid” bills.

10.17    Insurance Contracts

    The Company does not guarantee benefits payable under any Insurance Contracts and any benefits payable thereunder shall be the exclusive responsibility of the insurer or health maintenance organization that is obligated under such Insurance Contract. The benefits payable under the Plan shall be limited to the benefits as may be paid under such contract.

10.18    Liability Disclaimer

    The Plan does not determine what medical services and supplies you should receive under a Health Benefit Option. Rather, it only determines what services and supplies will be paid or reimbursed in whole or in part. The fact that a Health Benefit Option does not cover a given service or supply, or that you have been advised that a Health Benefit Option does not cover a given service or supply, does not constitute medical advice that you should not receive such service or supply. The decision as to whether a Covered Individual should receive a given service or supply is a decision which must be made solely by the Covered Individual, taking into consideration the medical advice which the Covered Individual is receiving from the treating provider. Neither the Plan, the Employer, the Company nor the Plan Administrator is liable for any decision not to obtain any service or supply regardless of whether or not the service or supply will be paid or reimbursed under a Health Benefit Option.

10.19    Legal Fees

Any award of legal fees in connection with an action involving the Plan shall be calculated pursuant to the method that results in the lowest amount of fees being paid, which amount shall be no more than an amount that is reasonable. In no event shall legal fees be awarded for work related to (a) administrative proceedings under the Plan, (b) unsuccessful claims brought by a Participant, Eligible Dependent, Beneficiary or any other person, or (c) actions that are not brought under ERISA. In calculating any award of legal fees, there shall be no enhancement for the risk of contingency, nonpayment or any other risk nor shall there be applied a contingency multiplier or any other multiplier. In any action brought by a Participant, Eligible Dependent, Beneficiary or any other person against the Plan, the Plan Administrator, any Plan fiduciary, any claims administrator, the Company or their respective affiliates or their or their affiliates’ respective officers, directors, trustees, employees, or agents (collectively, the “Plan Parties”), legal fees of the Plan Parties in connection with such action shall be paid by the Participant, Eligible Dependent, beneficiary or other person bringing the action, unless the court specifically finds that there was a reasonable basis for the action.

ARTICLE XI – PROVISION OF PROTECTED HEALTH INFORMATION TO PLAN SPONSOR

11.01    Permitted Disclosures of Protected Health Information

Unless otherwise permitted or required by law, and subject to obtaining written certification pursuant to Section 11.04, a Welfare Benefit Program that is a Health Plan as defined in 45 CFR §160.103, (or a health insurance issuer or HMO with respect to such Health Plan) may disclose Protected Heath Information (as defined in 45 CFR §160.103) to the Plan Sponsor only for the purpose of enabling the Plan Sponsor to perform administrative functions related to the treatment, payment and health care operations of such Health Plan as defined in 45 CFR §164.501.

In no event shall the Plan Sponsor be permitted to use or disclose Protected Health Information in a manner that is inconsistent with 45 CFR §164.504(f).

11.02    Conditions of Disclosure

The Plan Sponsor agrees that with respect to any Protected Health Information disclosed to it by a Health Plan (or a health insurance issuer or HMO with respect to the Plan) that it shall:

(a)Not use or further disclose the Protected Health Information other than as permitted or required by the Health Plan or as required by law.

(b)Ensure that any agents, including a subcontractor, to whom it provides Protected Health Information received from a Health Plan, agree to the same restrictions and conditions that apply to the Plan Sponsor with respect to Protected Health Information.

(c)Not use or disclose the Protected Health Information for employment-related actions and decisions or in connection with any other benefit or employee benefit plan of the Plan Sponsor.

(d)Report to a Health Plan any use or disclosure of the information that is inconsistent with the uses or disclosures provided for of which it becomes aware.

(e)Make available Protected Health Information in accordance with 45 CFR §164.524.

(f)Make available Protected Health Information for amendment and incorporate any amendments to Protected Health Information in accordance with 45 CFR §164.526.

(g)Make available the information required to provide an accounting of disclosures in accordance with 45 CFR §164.528.

(h)Make its internal practices, books, and records relating to the use and disclosure of Protected Health Information received from a Health Plan (or a health insurance issuer or HMO with respect to such Health Plan) available to the Secretary of Health and Human Services for purposes of determining compliance by the Health Plan with subpart E of 45 CFR §164.

(i)If feasible, return or destroy all Protected Health Information received from a Health Plan that the Plan Sponsor still maintains in any form and retain no copies of such information when no longer needed for the purpose for which disclosure was made, except that, if such return or destruction is not feasible, limit further uses and disclosures to those purposes that make the return or destruction of the information infeasible.

(j)Ensure that the adequate separation between a Health Plan and Plan Sponsor, required in 45 CFR §164.504(f)(2)(iii), is satisfied.

(k)If the Plan Sponsor receives electronic protected health information, as defined in 45 CFR §160.103, it shall:

(1)Implement administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity and availability of electronic PHI that it creates, receives, maintains or transmits on behalf of the Plan;
(2)Ensure that the adequate separation between the Plan and the Plan Sponsor with respect to electronic protected health information is supported by reasonable and appropriate security measures;
(3)Ensure that any agent, including a subcontractor, to whom it provides electronic protected health information to implement reasonable and appropriate security measures to protect the electronic protected health information; and
(4)Report to the Plan any security incidents of which it becomes aware concerning electronic protected health information.

(l)Notwithstanding the foregoing, the terms of this provision shall not apply to enrollment, disenrollment, and summary health information provided to the Plan pursuant to 45 CFR §164.504(f)(l)(ii) or (iii); of Protected Health Information released pursuant to an Authorization that complies with 45 CFR §164.508; or in other circumstances as permitted by the Health Insurance Portability and Accountability Act of 1996 (HIPAA) regulations.

11.03    Separation Between Health Plan and Plan Sponsor

To satisfy the requirements of Section 11.02(j) above, the following conditions shall apply:

(a)The Plan may use and/or disclose Protected Health Information only to Plan Sponsor employees in the human resources department, information services, help desk, and legal department and in the health and productivity consulting group who are engaged in activities related to plan administration or have oversight responsibility for the Plan.

(b)The access to and use of Protected Health Information by the individuals described in Section 11.03(a) above shall be restricted to the Plan administration functions that the Plan Sponsor performs for a Health Plan.

(c)An individual described in Section 11.03(a) above who fails to comply with the provisions of the Plan document relating to the use and disclosure of Protected Health

Information shall be subject to disciplinary action under the Plan Sponsor’s established policies and procedures.

11.04    Certification by Plan Sponsor

A Health Plan (or a health insurance issuer or HMO with respect to such Health Plan) shall disclose Protected Health Information to the Plan Sponsor only upon the receipt of a certification by the Plan Sponsor that the plan document has been amended to incorporate the provisions of 45 CFR §164.504(f)(2)(ii), and that the Plan Sponsor agrees to the conditions of disclosure set forth in Section 11.02. A Health Plan shall not disclose and may not permit a health insurance issuer or HMO to disclose Protected Health Information to the Plan Sponsor as otherwise permitted herein unless the statement required by 45 CFR §164.520(b)(1)(iii)(C) is included in the appropriate notice.

ARTICLE XII: CERTAIN LEGAL RIGHTS

12.01    Creditable Coverage for Purposes of Medicare Part D
The Plan Administrator has determined that the prescription drug coverage under the Plan is expected to provide benefits, on average, as much as the standard Medicare prescription drug coverage; thus, prescription drug coverage under the Plan is “creditable coverage” with respect to Covered Individuals. This means that a Medicare-eligible Covered Individual will be entitled to enroll in Medicare Part D when he or she drops Plan coverage without being required to pay a penalty for late enrollment.

12.02    Newborns’ and Mothers’ Health Protection Act
To the extent required under applicable U.S. federal law, group health plans shall not restrict benefits for a hospital stay for a Covered Individual who is a mother, or for her newborn child, in connection with the birth of the child, to less than 48 hours following a vaginal delivery or 96 hours following a delivery by cesarean section. However, U.S. federal law generally does not prohibit the mother’s or newborn child’s attending provider, after consulting with the mother, from discharging the mother or her newborn earlier than 48 hours (or, if applicable, 96 hours).

12.03    Women’s Health and Cancer Rights Act
To the extent required under applicable law, if a Covered Individual elects breast reconstruction in connection with a mastectomy, then the Plan shall provide coverage for reconstruction of the breast on which the mastectomy was performed and for the surgery and reconstruction of the other breast to produce a symmetrical appearance. To the extent required, the Plan shall also provide coverage for breast prosthesis and for treatment of physical complications resulting from a mastectomy, including lymphedemas (swelling associated with the removal of lymph nodes). These benefits are subject to the same deductibles, copayments and coinsurance amounts that apply to other Plan benefits.

12.04    Mental Health Parity Act and Mental Health Parity and Addiction Equity Act
To the extent required under applicable law, the Plan shall comply with the Mental Health Parity Act and the Mental Health Parity and Addiction Equity Act of 2008, as amended from time to time, and the rulings and regulations under such Acts.

12.05    Genetic Information Nondiscrimination Act of 2008
To the extent required under applicable law, the Plan shall comply with the Genetic Information Nondiscrimination Act of 2008 and the rulings and regulations issued thereunder.

12.06    Patient Protection and Affordable Care Act and Health Care and Education Reconciliation Act
To the extent required under applicable law, the Plan shall comply with the applicable provisions of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act.

12.07    No Surprises Act
To the extent required under applicable law, the Plan shall comply with the applicable provisions of the No Surprises Act, part of the Consolidated Appropriations Act, 2021 and the rulings and regulations issued thereunder.
12.08    Transgender Services and Gender Reassignment
The Plan provides coverage for certain transgender services and gender reassignment surgeries to the extent provided by, and in accordance with, the terms of the Plan and each applicable Health Benefit Option.

IN WITNESS HEREOF, Booz Allen Hamilton Inc. has caused this instrument to be executed by its duly authorized officer effective as of January 1, 2024.

                        BOOZ ALLEN HAMILTON INC.

                        By: /s/ Betty Thompson

                        Title: Betty Thompson / EVP & CPO

                        Date: March 28, 2024

APPENDIX A: WELFARE BENEFIT PROGRAMS

Benefit
Executive Aetna Medical and Dental Indemnity Plan (and including the “change in control” provisions of the Officer Retirement Policy)